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Exhibit 10.45

                         ROTH INVESTORS RELATIONS, INC

          215 Gordons Corner Road, Suite 1G Manalapan, New Jersey 07726
      Telephone: (732) 792-2200 Fax: (732) 792-2211 Website: www.rothir.com






                           LETTER OF AGREEMENT BETWEEN
                           ROTH INVESTOR RELATIONS AND
                           HIENERGY TECHNOLOGIES, INC.



This will confirm the agreement between HiEnergy Technologies, Inc. and Roth Investor Relations, Inc., pursuant to which Roth Investor Relations will furnish to HiEnergy financial and investor relations services, as follows:

1) Roth Investor Relations will perform services for HiEnergy in areas generally considered to be financial and investor relations. This will include, but not be limited to, the arrangement of meetings with members of the investment community. Specifically, Roth Investor Relations will undertake activities outlined in our proposal of April 17, 2003.

2) Information to be released by Roth Investor Relations will be disseminated to the investment community, financial and trade media, bank and statistical organizations, all as deemed necessary or appropriate by Roth Investor Relations and HiEnergy.

3) All information to be disseminated through Roth Investor Relations will be based upon materials and information furnished by HiEnergy and will be released only after receipt by Roth Investor Relations and after final written approval from HiEnergy. HiEnergy further recognizes that Roth Investor Relations may have, either at the present time or in the future, obligations imposed upon it by the federal securities laws and/or state regulatory agencies to verify independently certain information contained in releases being made through it. Accordingly, HiEnergy agrees that Roth Investor Relations shall have the right, as necessary, to make such reasonable inquiries as it shall deem necessary or appropriate of officers and employees of HiEnergy and its counsel and auditors with respect to information being released by Roth Investor Relations. HiEnergy realizes that the accuracy and completeness of all information contained in any written information or oral communication ultimately rests with HiEnergy and agrees to indemnify and hold harmless Roth Investor Relations from and against any loss and expenses arising out of a claim that any information released is inaccurate or incomplete provided always that HiEnergy shall not be obligated to indemnify and hold Roth Investor Relations harmless in respect of any losses or expenses arising as a result of Roth Investor Relations' negligence in the performance of services hereunder.

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4) The term of this agreement shall be for the minimum period of one year beginning May 1, 2003. This contract shall be reviewed in one year's time. As compensation for the services to be rendered hereunder, HiEnergy agrees to pay Roth Investor Relations a retainer of US $6,500, in advance of each month. At the end of each quarter, Roth Investor Relations will total the number of hours worked versus the retainer charged and bill any overage to HiEnergy. Any expectations of a significant overage will first be cleared with HiEnergy management before it is billed. The hourly fee is US$ 250.

5) Out of pocket expenses wholly and necessarily incurred in relation to this retainer will be payable by HiEnergy upon submission by Roth Investor Relations of monthly invoices delineating such expenses. These expenses will be initially deducted from the advance.

6) In the event that a merger, sale of assets or change of control of HiEnergy or Roth Investor Relations occur, this agreement shall be binding upon the successor and assign of such party.


Please confirm that the foregoing correctly sets forth our agreement by signing and faxing back the copy of this agreement provided for that purpose.

                                            ROTH INVESTOR RELATIONS, INC.

                                            By: /s/ L.H. Roth
                                            -----------------------------
                                                Larry H. Roth
                                                Executive Vice President



AGREED AND ACCEPTED:             > SUBJECT TO THE APPROVAL OF THE BOARD OF
                                   DIRECTORS OF HIENERGY TECHNOLOGIES

By:    /s/  B.C. Maglich
      ----------------------------------

Title: Chairman & CEO
      ----------------------------------

Date:  4/25/03
      ----------------------------------

Bogdan C. Maglich, Ph.D.

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